Exhibit 10.25

FINDER’S AGREEMENT

THIS FINDER’S FEE AGREEMENT is made as of the 12th day of June, 2021 (the “Effective Date”) between Cannera Holdings Ltd, a British Columbia Corporation having an office at [***] (the “Finder”) and AKANDA CORP., a United Kingdom Corporation having an office situated 1a, 1b Learoyd Road New Romney TN28 8XU, United Kingdom (the “Company”).

WHEREAS the Finder has agreed to introduce the Company to potential counterparties to the Transactions (as defined below);

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration, the receipt and sufficiency of which are acknowledged by each party, the parties hereby agree as follows:

1. Scope of Services

The Company retains the Finder and the Finder agrees to act as a finder to identify and introduce and otherwise assist the Company with completing Transactions (collectively, the “Services”). The Finder in its discretion shall make introductions to the Company with a view toward completing a Transaction. The Finder’s services hereunder will be provided on a non-exclusive basis. In carrying out the Services, the Finder shall utilize commercially reasonable efforts to identify opportunities, facilitate introductions and communications regarding a potential Transaction, assist in preparation of applicable presentations, exchange information and arrange meetings between the Company and potential counterparties. The Finder shall participate in meetings and negotiations to the extent necessary until the execution of a Definitive Agreement (as defined below) between the Company and any counterparty to the extent reasonably requested by the Company. The Finder shall provide the services in a timely, professional manner. The Finder is acting as an independent contractor, and is not and shall not be considered as an employee, agent or partner of the Company.

2. Certain Definitions

“Definitive Agreement” means a binding written agreement setting forth the definitive terms of a Transaction.

“Fee Eligibility Period” means the period beginning on the Effective Date and ending pursuant to Section 4 hereof.

“Transaction” shall mean a transaction or series of related transactions with respect to the sale of all or substantially all of the ownership interests in, or assets of, RPK Biopharma, Unipessoal, LDA (“RPK”) by the Company. A Definitive Agreement, or a series of related Definitive Agreements executed within the Fee Eligibility Period, shall, for purposes of this Agreement, constitute a single “Transaction” for purposes of this Agreement, and a Fee shall be payable to the Finder upon closing of the Transaction.

3. Fees, Benefits and Taxes

3.1. Fees. In exchange for the Services, the Company will pay to the Finder a fee upon closing of the Transaction that is equal to 5% of the gross sales price of RPK (the “Fees”), calculated in the same currency and converted to Canadian dollars (“CAD”) using TD Bank’s foreign exchange rate as of the date immediately prior to the date of the closing of the Transaction, provided that half of the Fees shall be payable in cash and the other half of the Fees shall be payable in common shares of the Company (the “Finder’s Fee Shares”), calculated based the maximum permitted discount as per the Nasdaq Stock Market, of the common shares of the Company as of the date immediately prior to the date of the closing of the Transaction.The issuance of the Finder’s Fee Shares shall not have any restrictions or legends and is subject to the prior approval of the Nasdaq Stock Market. In the event that Nasdaq Stock Market does not permit the issuance of the Finder’s Fee Shares within 3 business days of the date of closing of the Transaction, the Company shall pay the remaining amount of the Fees in cash. All Finder’s Fee Shares will be subject to applicable securities law restrictions.

3.2. Tail Period. Notwithstanding any termination of this Agreement, if at any time during the term of this Agreement or the six months following termination of this Agreement (the “Tail Period”): (A) a Transaction is completed or the Company directly or indirectly enters into a Definitive Agreement in respect of a Transaction and such Transaction is subsequently completed, the Company shall pay to the Finder the Fee, provided that the Finder shall not be entitled to any Fee during the Tail Period if the Finder elects to terminate this Agreement for reasons other than due to the fraud, misconduct or intentional breach of the Company pursuant to the provisions of Section 5 of this Agreement.

3.3. No Benefits. As an independent contractor, the Finder is not eligible to participate in any of the Company’s employee benefit plans, programs or policies.

3.4. Taxes and Other Expenses. The Finder is responsible for payment of all taxes relating to the Fees as well as any taxes or assessments relating to its employees and independent contractors.

4. Intellectual Property Rights.

For good and valuable consideration, receipt of which is hereby acknowledged, the Finder assigns to the Company exclusively all of the Finder’s rights, title and interest in and to any and all IntellectualProperty Rights (as defined below) related specifically to the Company’s business or produced by the Finder in connection with the Services or using any confidential information or any other intellectual property of the Company (collectively, the “Company Developments”). To the extent applicable, each copyrightable Company Development and all related benefits will be deemed “work made for hire” and allright, title and interest in that work and those benefits will vest with the Company. The Finder represents and warrants that it has the right to transfer all its rights in the Company Developments to the Company. The Finderwill take such actions and execute such documents as may be reasonably requested by the Company to fullyeffectuate the purpose and intent of this provision including, but not limited to, vesting sole and absolute ownership of the Company Developments in the Company. “Intellectual Property Rights” means all intellectual property rights, including patent rights,copyrights, moral rights, trademark rights, trade name rights, service mark rights, trade dress rights, trade secret rights, proprietary rights, privacy rights, and publicity rights, whether those rights have been filed or registered under any statute or are protected or protectable under applicable law.

5. Term; Termination.

5.1. Termination. T h e Company may terminate this Agreement effective immediately for any or noreason upon written notice to the Finder. The Finder may terminate this Agreement without cause upon 30 days’ prior written notice to the Company. Upon termination of this Agreement or upon request by the Company at any time, the Finder will immediately return to Company all of Company’s documents, records, and other information. The Finder shall not retain copies of any of the Company’s documents, records or other information after termination of this Agreement.

5.2. Effect of Termination. The following provisions will survive expiration of this Agreementor termination for any reason: Sections 3, 4, 5, 6, 7, 8 and 9.

6. Representations and Warranties.

6.1. Finder Representations and Warranties. The Finder represents and warrants to the Company that:

(a)	the Finder has good and sufficient right and authority to enter into this Agreement on the terms and conditions set forth herein; and

(b)	the Finder is an “accredited investor” for the purposes of National Instrument 45 106 – Prospectus Exemptions;

(c)	the Finder is not registered in accordance with the Securities Act (British Columbia) or under any Canadian provincial or territorial securities legislation;

(d)	the Finder is not registered as a broker or dealer under the securities legislation of a jurisdiction outside of Canada (including, without limitation, the United States Securities Exchange Act of 1934, as amended, and the securities legislation of any state of the United States);

(e)	the Finder is not classified as an “insider” of the Company or an “associate” of an insider, as such terms are defined by the Securities Act (British Columbia); and

(f)	the Finder does not hold or have access to the assets of the Company and is not aware of any material information that the Company has not generally disclosed to the public.

6.2. Company Representations and Warranties. The Company represents and warrants to the Finder that:

(a)	the Company has good and sufficient right and authority to enter into this Agreement on the terms and conditions set forth herein; and

(b)	the execution and delivery of this Agreement, the performance of its obligations under this Agreement and the completion of the transactions contemplated under this Agreement will not result in the violation of any law or regulation by the Company.

7. Independent Contractor. The Finder and the Company each acknowledge and agree that the Finder is an independent contractor, that the Finder is not by this Agreement constituted or appointed the legal representative or agent of the Company, and that the Finder does not have the right or authority to make, directly or indirectly, on behalf of the Company, any representation, warranty, guarantee or commitment, or to assume, execute or incur any liability or any obligation of any kind on behalf of the Company, whether express or implied. The Finder is solely responsible for any employees it employs to provide the Services, including their compensation, payroll and other taxes, workers’ compensation insurance and any other costs, expenses or responsibilities typically associated with an employer. In performing the Services: (a) the Finder will not be under the Company’s direction and control; (b) the Finder will determine the time and manner of providing the Services; (c) the Finder will choose the location from which to provide the Services; and (d) the Finder will provide equipment required to perform the Services. The Company acknowledges that the Finder may be engaged as an independent contractor by other entities to perform services similar to the Services to be performed by the Finder under this Agreement.

8. Indemnification. The Company agrees to indemnify and hold harmless the Finder from and against all losses, damages, liabilities, costs and expenses; provided, however, that the Company shall not indemnify the Finder in connection with (i) any grossly negligent or intentionally wrongful act of the Finder; or (ii) a determination by a court or agency that the Finder is not an independent contractor.

9. Confidentiality. The Finder acknowledges that any information whether of a technical, business or other nature (including, without limitation, trade secrets, know-how and information relating to the technology, customers, business plan, patents, promotional and marketing activities, finances and other business affairs of the Company) that is or may be disclosed or imparted by the Company to the Finder, whether disclosed in written format, email transmission via electronic media or orally (collectively, the “Information”) provided to the Finder, directly or indirectly, orally or in writing, by the Company and its employees, agents and advisors, pursuant to this Agreement shall be kept strictly confidential by the Finder and that such Information will only be used by the Finder for the purpose of performing its obligations hereunder, provided that such obligations shall not apply to Information that: (a) is or becomes generally available to the public (other than as a result of disclosure by the Finder); (b) was in the possession of the Finder on a non-confidential basis prior to its disclosure by the Company; (c) becomes available to the Finder on a non-confidential basis from a person other than the Company who, to Finder’s knowledge, is not prohibited from transferring such Information to the Finder; (d) is independent developed by the Finder; (e) the Company agrees may be disclosed; or (f) the Finder is required by law, regulation, legal process or regulatory or self- regulatory authority to disclose (in which case it will provide the Company with prompt notice of such request or requirement where legally permissible so that the Company may seek an appropriate protective order or waive compliance with this requirement) (collectively, “Confidential Information”). The Finder shall not use Confidential Information in connection with the performance of services for other companies.

10. General Provisions.

10.1.  Notices. Any notice under this Agreement will be in writing and will be effective when either delivered in person or deposited as registered or certified mail, postage prepaid, addressed to the party at the address set forth below that party’s signature line at the end of this Agreement, or sent by e- mail to the e-mail address set forth below. Either party may by written notice to the other party designate a different address.

10.2.  Governing Law; Dispute Resolution. This Agreement will be governed by and interpretedin accordance with the laws of British Columbia and the laws of Canada applicable therein. Any dispute, controversy or claim arising out of or relating to this Agreement (“Disputes”) shall be exclusively and finally resolved by binding arbitration under the Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”), except to the extent of conflicts between the ICC Rules and the provisions of this Agreement, in which event the provisions of this Agreement shall prevail. The following shall apply to an arbitration commenced pursuant to this Agreement:

(a)	The number of arbitrators shall be one, which arbitrator shall be appointed in accordance with the procedure set out in the ICC Rules.

(b)	The place, or legal seat, of the arbitration shall be Vancouver, British Columbia, Canada.

(c)	The language to be used in the arbitral proceedings shall be English.

(d)	All awards issued by the arbitral tribunal shall be final, non-appealable and binding. Any award may be filed in any court of competent jurisdiction and may be enforced as a final judgment in such court. The parties expressly waive, to the maximum extent permitted by law, any right of appeal of any award or reference of any matter to any court, other than as may be necessary to recognize or enforce an award.

(e)	The parties shall request that the arbitral tribunal render its final award within six months of the constitution of the arbitral tribunal, provided however that the arbitral tribunal may determine, in a reasoned decision, that the interests of justice or the complexity of the case require that such time limit be extended, in which case no award shall be invalid if it is not rendered within the time period herein specified.

(f)	Any award for monetary damages shall be made and payable in Canadian dollars and may include interest from the date of any breach or violation of this Agreement until paid in full at the rate determined by the arbitral tribunal.

(g)	The parties agree that any arbitration carried out hereunder shall be kept private and confidential, and that the existence of the proceedings and any element of it (including all awards, the identity of the parties and all witnesses and experts, all materials created for the purposes of the arbitration, all testimony or other oral submissions, and all documents produced that were not already in the possession of the other party) shall be kept confidential, except (i) with the consent of the parties, (ii) to the extent disclosure may be lawfully required in bona fide judicial proceedings relating to the arbitration, (iii) where disclosure is lawfully required by a legal duty, and (iv) where such information is already in the public domain other than as a result of a breach of this clause. The parties also agree not to use any information disclosed to them during the arbitration for any purpose other than in connection with the arbitration.

(h)	The parties agree that during the resolution of a Dispute, the parties shall continue to perform their obligations under this Agreement, provided that such performance shall be without prejudice to the rights and remedies of the parties and shall not be read or construed as a waiver of a party’s right to claim for recovery of any loss, costs, expenses or damages suffered as a result of the continued performance of this Agreement.

(i)	Except as otherwise specifically permitted by this Agreement, no undisputed payment due or payable by the Company shall be withheld on account of a pending arbitration.

10.3. Entire Agreement; Amendments. This Agreement contains the entire agreement of the parties with respect to the matters covered hereby and no other previous agreement, statement or promise made by either party to this Agreement that is not contained in the terms of this Agreement will be binding or valid. This Agreement may be amended only in writing by both parties to the Agreement.

10.4. Waiver. No waiver of any term or provision hereof or consent to any action hereunder shall constitute a waiver of any other term or provision hereof or consent to any other action hereunder, whether or not similar. No waiver or consent hereunder shall constitute a continuing waiver or consent hereunder or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

10.5. Successors and Assigns. This Agreement will be binding upon and will inure to the benefitof the parties and their respective heirs, personal representatives, successors and authorized assigns. This Agreement cannot be assigned by either party without the prior written consent of the other party, which consent can be withheld in such other party’s sole discretion.

10.6. Attorneys’ Fees. The prevailing party in any arbitration or court action arising from or relating to this Agreement, including any appeals, will be entitled to an award of its reasonable attorneys’ fees, costs and disbursements, as determined by the arbitrator or courts before which the action or appeal istried or heard.

10.7. Severability. The parties hereby agree that each provision in this Agreement will be treated as a separate and independent clause, and the unenforceability of any one clause will in no way impair the enforceability of any of the other clauses in this Agreement. Moreover, if any provision of this Agreementis for any reason be held to be void or unenforceable as written, the parties intend that (a) such provision ofthe Agreement be enforced to the extent permitted by law, and (b) the balance of the Agreement remain in full force and effect.

10.8. Further Assurances. The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as may be reasonably required in order to carry out the full intent and meaning of this Agreement.

10.9. Interpretation. Headings contained in the Agreement are solely for convenience and shall not be used to define or construe any of the terms or provisions hereof. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns or pronouns shall include the plural and vice versa. The words “includes” and “including” are not limited in any way and mean “includes or including without limitation.” Both parties have had the opportunity to have this Agreement reviewed by their legal counsel. The rule of construction that any ambiguity in an agreement be construed against the drafter of such agreement shall not apply to this Agreement.

10.10.  Counterpart Signatures. This Agreement may be signed by the parties by electronic means and in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

NORMAN SINGHAVON		AKANDA CORP.

By:	/s/ Norton Singhavon	By:	/s/ Katharyn Field
Name:	Norton Singhavon	Name:	Katharyn Field
Title:	Principal	Title:	Executive Director

Address:		Address:
[***]

E-Mail:	[***]	E-mail:	[***]